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                                                                   EXHIBIT 99(n)

                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated February 20, 1998, in this Registration Statement on Form N-2 under the Securities Act of 1933 (File No. 333-45365) and under the Investment Company Act of 1940 (File No. 811-08621) and related Prospectus of MuniHoldings New Jersey Insured Fund, Inc. for the registration of shares of its common stock.



                                                           /s/ Ernst & Young LLP


Princeton, New Jersey
March 5, 1998